                                                                    Exhibit 21.1


                  SUBSIDIARIES OF FIRST CONSULTING GROUP, INC.


                                                            JURISDICTION OF
                                                            INCORPORATION/
NAME                                                        ORGANIZATION             OTHER NAME
Integrated Systems Consulting Group, Inc.                   Delaware

Pareto Consulting Limited                                   England

FCG Honduras, S.A. de C.V.                                  Honduras

The Scottsdale Informatics Institute                        Delaware                 The Scottsdale Institute

First Consulting Group (Ireland) Limited                    Ireland

First Consulting Group Company                              Nova Scotia,
                                                            Canada

First Consulting Group (UK) Limited                         England                  Formerly Greenhalgh Company
                                                                                     Limited
